UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

PaineWebber R&D Partners III, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Rule Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which the transaction applies:

Limited Partnership Units

2)	Aggregate number of securities to which transaction applies:

50,000

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total fee paid: N/A

☐	Fee previously paid with preliminary materials: N/A

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

PAINEWEBBER DEVELOPMENT CORPORATION
1285 Avenue of the Americas
New York, New York 10019
February 16, 2007

To the Limited Partners of PaineWebber R&D Partners III, L.P.

Subject: Limited Partner Consent to the Sale of All Assets
ACTION REQUIRED

PaineWebber R&D Partners III, L.P. (the “Partnership”) is requesting your consent to the following Proposal (the “Proposal”) that, if approved by a majority-in-interest of the Partnership’s limited partners, will result in a final liquidating distribution and termination of the Partnership. Enclosed please find a Consent Solicitation Statement, Consent Form and postage paid return envelope.

The Proposal: The Sale of All of the Partnership’s Assets

Other than a money market fund, the Partnership’s assets consist of publicly-traded shares of Genzyme Corporation and Repligen Corporation. The Proposal, if approved, authorizes the General Partner to sell all of those shares in open-market transactions on NASDAQ (where such shares are traded) at prevailing prices and in such amounts and at such times prior to April 16, 2007 as the General Partner deems appropriate to realize value for the Partnership and the limited partners.

At February 14, 2007, the market value of these securities totaled approximately $1.90 million.

If the Proposal is approved, based on the market price of Genzyme and Repligen shares at February 14, 2007, the General Partner estimates that the final liquidating distribution to the limited partners would occur around April 30, 2007 and will be a cash amount equal to approximately $65.76 per Unit. (A Unit being a limited partner interest representing an initial capital contribution of $1,000.) The timing and actual amount distributed per Unit will vary depending on a number of factors, including, obtaining court approval for the release of certain funds that are being held in escrow, the prices at which the Genzyme and Repligen shares are actually sold, the value of each limited partner’s capital account and the actual amount of transaction expenses the Partnership incurs in this solicitation and the Partnership’s termination.

Prior to termination, the General Partner will cause to be contributed to the Partnership an estimated $1,530,000 to fund its negative capital account, which amount will be included in what is distributed to the limited partners. This contribution will be made if the Proposal is approved and the liquidation occurs.

The Agreement of Limited Partnership provides that the Partnership shall terminate on the occurrence of certain events, which include the sale, authorized by a vote of a majority-in-interest of the limited partners, of all (or substantially all) of the Partnership’s assets. Accordingly, if a majority-in-interest of limited partners approve the Proposal, after consummation of the sale of the Partnership’s assets, the Partnership will distribute its net assets to the limited partners and liquidate and dissolve.

The record date for determining those limited partners entitled to vote on the Proposal has been set by the General Partner as January 15, 2007. At that date, the Partnership had 50,000 Units issued and outstanding, which were held of record by 4,449 owners. An affiliate of the General Partner owns 237 Units and is not permitted by the terms of the Partnership Agreement to vote its Units with respect to the Proposal. Accordingly, limited partners holding more than 50% of the Units not held by our affiliates, or 24,882 Units, must consent to the Proposal in order for it to be approved.

THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE PROPOSAL. The enclosed Consent Solicitation Statement contains a discussion of the merits of the Proposal under the heading “General Partner’s Recommendation”. After carefully weighing the terms of the Proposal, as well as alternative courses of action, we have concluded that the Proposal is advisable and in the best interests of the Partnership and its limited partners.

Therefore, we request that after you carefully review the enclosed Consent Solicitation Statement, you approve the Proposal by signing and returning the enclosed Consent Form in the accompanying postage prepaid envelope to:

PaineWebber R&D Partners III, L.P.
PO Box 11430
New York, New York 10203-0430

Your participation is extremely important as the Proposal will be deemed approved only if a majority-in-interest of limited partners approve it, not just a majority-in interest of those returning the Consent Forms.

Please note that this solicitation will expire at 5:00 p.m., Eastern Time, on March 28, 2007, unless extended by the General Partner in its sole discretion. Accordingly, please sign, date and return the enclosed Consent Form in the enclosed envelope so that it is post-marked no later than March 28, 2007.

If you have questions or would like additional copies of the enclosed materials, please feel free to contact D.F. King & Co., Inc. toll free at (800) 901-0068, or at (212) 269-5550.

2

YOUR VOTE IS IMPORTANT-THANK YOU FOR YOUR COOPERATION

Sincerely,

PaineWebber R&D Partners III, L.P.
By: PaineWebber Development Corporation, General Partner

By:	/s/ Clifford B. Wattley
Clifford B. Wattley, President

3

PAINEWEBBER R&D PARTNERS III, L.P.

CONSENT SOLICITATION STATEMENT

THIS DOCUMENT AND THE TRANSACTIONS DESCRIBED IN THIS DOCUMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INTRODUCTION

This Consent Solicitation Statement (this “Solicitation Statement”) is being furnished to the record holders (the “Limited Partners”) of limited partnership units (the “Units”) in PaineWebber R&D Partners III, L.P., a Delaware limited partnership (the “Partnership”), as of 5:00 p.m., Eastern Time, on January 15, 2007 (the “Record Date”), in connection with the solicitation of consents (the “Solicitation”), upon the terms and subject to the conditions described in this Solicitation Statement and the accompanying consent form (the “Consent Form”), by PaineWebber Development Corporation, a Delaware corporation and the General Partner of the Partnership (the “General Partner”), on behalf of the Partnership. This Solicitation Statement and the Consent Form are first being sent to Limited Partners on approximately February 20, 2007. This Solicitation Statement is dated February 16, 2007. Limited Partners are being asked to consent to the following proposal (the “Proposal”):

Authorization for the sale of all of the Partnership’s assets (the “Sales Transaction”). Other than a money market fund, the Partnership’s assets consist of 24,270 shares of common stock of Genzyme Corporation (the “Genzyme Shares”) and 85,300 shares of common stock of Repligen Corporation (the “Repligen Shares”).

The Sales Transaction will be affected by the sale by the General Partner of the Genzyme Shares and the Repligen Shares in open-market transactions on NASDAQ (where such shares are traded) at prevailing prices in such amounts and at such times prior to April 16, 2007 as the General Partner deems appropriate to realize value for the Partnership and the Limited Partners.

Authorization is being sought from the Limited Partners to the Sales Transaction as a whole and Limited Partners will not be permitted to vote for or against a portion of the Sales Transaction.

If the Proposal is approved by a majority-in-interest of the Limited Partners, this will result in the final liquidation and termination of the Partnership (the “Liquidation”) under the terms of the Partnership’s Agreement of Limited Partnership (the “Partnership Agreement”). The Partnership Agreement requires that prior to termination, the General Partner fund its negative capital account with the Partnership which, as of December 31, 2006, was approximately $1,530,000.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Solicitation Statement and may not contain all of the information that is important to you. To fully understand the Sales Transaction and the Liquidation, you should carefully read this entire Solicitation Statement and the other documents to which this Solicitation Statement refers you. For details on how you can obtain more information about us see “Where You Can Find Additional Information” on page 24. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties (See page 12)

The Partnership:

PaineWebber R&D Partners III, L.P.
1285 Avenue of the Americas
New York, New York 10019
(212) 713-2000

We are a Delaware limited partnership that began operations on June 3, 1991 with a total of $43.1 million available for investment. Our principal objective has been to provide long-term capital appreciation to investors through investing in the development and commercialization of new products with technology and biotechnology companies which were expected to address significant market opportunities. Unless we terminate as a result of our Limited Partners approving the Proposal or a similar proposal at some other time, we will terminate on December 31, 2015, unless our General Partner extends or reduces our term.

The General Partner:

PaineWebber Development Corporation
1285 Avenue of the Americas
New York, New York 10019
(212) 713-2000

Our General Partner is a Delaware corporation that is indirectly owned by UBS Americas Inc., which is a subsidiary of UBS AG. UBS Americas, Inc. was formerly known as Paine Webber Group Inc. Our General Partner provides management and administrative services that are necessary for our operation. Beginning January 1, 1997, our General Partner stopped charging us a management fee. Our Partnership Agreement requires that prior to our termination, our General Partner fund its negative capital account with us which, as of December 31, 2006, was approximately $1,530,000.

Assets to be Sold (See page 10)

We are seeking your authorization to sell all our assets. Other than a money market fund, those assets are:

24,270 shares of Genzyme Corporation
85,300 shares of Repligen Corporation

The shares of Genzyme Corporation and Repligen Corporation that we own are traded on NASDAQ (symbol: GENZ and RGEN). At the close of trading on February 14, 2007, the per share price of the Genzyme and Repligen shares was $67.30 and $3.17, respectively and the total value of those shares was approximately $1.90 million. At that date, the amount we held in the money market fund was $107,416.

Reasons for the Sale of Our Assets (See page 11)

In approving the sale of our assets, our General Partner considered a number of factors, including the following:

•	Our belief that there is no benefit to our Limited Partners in maintaining the Partnership solely to hold the Genzyme and Repligen stock

•	Our belief that our Limited Partners would benefit by having our General Partner make an early funding of its approximately $1.53 million capital account deficit

•
Our belief that our Limited Partners should be given the opportunity to cash-out their investment in us since our Units are generally not transferable and have not generated any cash distributions for six years

•	We have no available outside source of revenue or funding to continue operating and are required to liquidate our assets to pay our operating expenses

•	By continually liquidating our assets to pay our operating expenses, we are reducing the amount that will be available for distribution to our Limited Partners when we terminate

•
We had been unwilling to liquidate and terminate until we found a way to preserve for our Limited Partners, or realize for their benefit, value from our only other interest--133 Class A Limited Partnership Units (the “CCP Interest”) in Cephalon Clinical Partners, L.P., a Delaware limited partnership (“CCP”). On December 14, 2006, we sold the CCP Interest to Cephalon, Inc. (“Cephalon”) for $133,000, which has left us with only the Genzyme and Repligen stock (and a money market fund)

•	Our having no basis to determine whether the value of the Genzyme stock and the Repligen stock will appreciate if we continue to hold them

•
Our belief that we could not continue operating indefinitely solely as a holding company for the Genzyme and Repligen stock without complying, on a prospective basis, with the costly and restrictive provisions of the Investment Company Act of 1940

•
That our Limited Partners who made an initial investment in us of $1,000 per Unit have already received cash and security distributions, as valued on the dates of distribution, of $1,483 and $98 per Unit, respectively, but have not received any distributions on their Units since June 2000

Recommendation of Our General Partner (See page 19)

After careful consideration, our General Partner has determined that the proposal to sell our assets is fair and in our best interests and that of our Limited Partners and recommends you consent to this proposal.

Manner in Which the Assets Are Proposed to be Sold (See page 11)

We are seeking your authorization to sell the shares of Genzyme Corporation and Repligen Corporation that we own in open-market transactions on NASDAQ at prevailing prices in such amounts and at such times prior to April 16, 2007 as our General Partner deems appropriate to realize value for our Limited Partners.

The Consent Solicitation (See page 7)

Consent Requested; Record Date (See page 8)

We are requesting our Limited Partners’ consent to a proposal authorizing the sale of all of our assets. Our Limited Partners are not being given the opportunity to consent to the sale of some portion of our assets. We have fixed the close of business on January 15, 2007 as the Record Date for determining which of our Limited Partners is entitled to vote on this proposal. Only holders of record of our units of limited partnership interests at that date will be entitled to vote on this proposal.

Required Consent (See page 8)

The consent of holders of record of more than 50% of our units of limited partnership interest, excluding the units held by any of our affiliates, is required to approve the proposal to authorize the sale of our assets.

Solicitation Period (See page 7)

This Solicitation Statement and the enclosed Consent Form are first being mailed to Limited Partners on or about February 20, 2007. This solicitation will expire on the close of business on March 28, 2007, unless it is extended by our General Partner in its sole discretion. Consent Forms may be revoked at any time until the expiration of this solicitation, but cannot be revoked after that date.

No Appraisal Rights (See page 23)

Under the Delaware Revised Uniform Limited Partnership Act and under our Agreement of Limited Partnership, our limited partners do not have dissenter’s appraisal rights in connection with the sale of our assets or our liquidation.

Effect of the Approval of the Sale of Our Assets-Termination (See page 18)

If a majority-in-interest of our Limited Partners approves the sale of our assets, under the terms of our Agreement of Limited Partnership, this will result in our termination. Following the completion of the sale, which will occur no later than April 16, 2007, our General Partner will cause the negative balance in its capital account with us to be restored by causing a capital contribution of approximately $1.53 million to be made and proceed to dissolve and wind-up our affairs and distribute our net assets to our Limited Partners in accordance with applicable law and our Agreement of Limited Partnership. Promptly after that is completed, as required by our Agreement of Limited Partnership, our General Partner will file a certificate of cancellation with the Delaware Secretary of State and will terminate our registration under the Securities Exchange Act of 1934, as amended. As a result of terminating our registration under that Act, we will no longer file periodic reports with the Securities and Exchange Commission. After our Limited Partners receive their final liquidating distribution from us, they will no longer have any continuing interest in us.

Effect of the Failure to Approve the Sale of Our Assets (See page 11)

If the holders of a majority-in-interest of our units of limited partnership interest do not approve the proposal to sell our assets, the sale and our liquidation and termination will not occur at this time. Our General Partner has not determined what actions will be pursued if the proposal to sell our assets is not approved. In such event, our General Partner will not restore the negative balance in its capital account with us (which was approximately $1,530,000 at December 31, 2006) until we actually terminate and you will not receive the distribution described in this Solicitation Statement.

Since we have no available outside source of funding or revenue, should we not liquidate and terminate at this time, we will be required to continue to sell our assets to meet our operating expenses. This will have the effect of reducing the amount that will be available to our Limited Partners when we finally liquidate and terminate.

Amount That Will Be Available for Distribution to You (See page 19)

Our General Partner presently estimates that the net assets that will be available for distribution to our Limited Partners following the sale of our assets will be approximately $65.76 per Unit, and that distribution will occur around April 30, 2007. There can be no assurance that amount will actually be distributed to you around such date since funding of the General Partner’s negative capital account (which is part of the funds to be distributed) will be made primarily from funds that are held in escrow and their release is subject to court approval and the actual amount distributed per Unit will vary depending on a number of factors that are not now known, including, the exact prices at which the Genzyme and Repligen shares are sold, the value of each Limited Partner's capital account and the amount of transaction expenses we incur in connection with the sale of our assets, this solicitation and our termination.

Regulatory Approvals (See page 23)

We are not aware of any governmental or regulatory approvals required for the completion of the sale of our assets or for our liquidation and termination, although we will be required to obtain court approval for the release of funds that are held in escrow that will be used to fund most of the negative balance in the General Partner’s capital account.

Certain Federal Income Tax Consequences (See page 22)

We expect that our Limited Partners will realize gain on their investment if their distributions from the net proceeds of our liquidation exceed their basis in their interest in our Units and will realize a loss on their investment if their distributions from the net proceeds of our liquidation are less than their basis in their interest in our Units.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements made in this Solicitation Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expects”, “intends”, “anticipates”, “believes”, “estimates”, “predicts” or “continue” or the negative of these terms or other comparable terminology and include, without limitation, statements regarding the completion of the Sales Transaction, reasons for the Sales Transaction and the Partnership’s plans after completion of the Sales Transaction. Certain statements under the captions “Summary Term Sheet”, “Background and Reasons for the Sales Transaction”, “The Liquidation” and “General Partner’s Recommendation” and elsewhere in this Solicitation Statement constitute “forward-looking statements.” Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Although the Partnership believes that expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements. Moreover, neither the Partnership nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Partnership is under no duty to update any forward-looking statements after the date of this Solicitation Statement to conform such statements to actual results.

DESCRIPTION OF THE SOLICITATION

Purpose of the Solicitation

In the accompanying Consent Form, the General Partner, on behalf of the Partnership, is soliciting consents from Limited Partners for the purpose of approving the Proposal. Authorization is being sought for the Sales Transaction as a whole and Limited Partners will not be permitted to vote for or against a portion of the Sales Transaction.

The cost of preparing, assembling, printing and mailing this Solicitation Statement and the enclosed Consent Form, and the cost of soliciting Consent Forms, will be borne by the Partnership. Solicitation of the Consent Forms will be made initially by mail. In addition to solicitation by mail, Consent Forms may also be solicited, on behalf of the Partnership, in person, by telephone or by facsimile by directors, officers or other regular employees of the General Partner. No additional compensation will be paid to directors, officers or other regular employees of the General Partner for such services.

The Partnership has retained D.F. King & Co., Inc. (“DF King”) to assist the General Partner in the solicitation of Consent Forms. The Partnership will pay DF King a fee of $8,500. The Partnership has also agreed to reimburse DF King for their out-of-pocket expenses in connection with this solicitation and to indemnify them for certain liabilities that could arise in connection with its solicitation of Consent Forms on behalf of the General Partner.

Expiration Date; Extension; Amendment

This Solicitation Statement is furnished by the General Partner, on behalf of the Partnership, in connection with the solicitation of Consent Forms. This Solicitation will expire at 5:00 p.m., Eastern Time, on March 28, 2007 (the “Expiration Date”), unless extended by the General Partner in its sole discretion. The Partnership expressly reserves the right, in the sole discretion of the General Partner, (i) to extend the Expiration Date, from time to time, until the Requisite Consents (as defined below) have been obtained and (ii) to amend, at any time or from time to time, before the Requisite Consents are obtained, any terms of this Solicitation. As promptly as practicable following any such extension or any material amendment to this Solicitation, notice thereof shall be given in writing by the Partnership to each Limited Partner.

Record Date; Requisite Consents

The Partnership has fixed the close to business on January 15, 2007 as the Record Date for determining the Limited Partners entitled to notice of, and to consent to, the Proposal. Only Limited Partners on the Record Date or their duly designated proxies may execute and deliver a Consent Form.

As of the Record Date, there were 50,000 Units outstanding held by 4,449 holders of record. Each Limited Partner is entitled to one vote per Unit. In order to consummate the Sales Transaction, the General Partner is seeking the affirmative consent to the Proposal of Limited Partners owning more than 50% of the issued and outstanding Units. The Partnership Agreement provides that in calculating the percentage of Units required to approve any matter, Units held by affiliates of the General Partner are to be excluded. ATL, Inc., an affiliate of the General Partner, owns 237 Units. Accordingly, the consent of the holders of 24,882 Units (the “Requisite Consents”) will be required to approve the Proposal. ATL, Inc. will not vote on the Proposal. Abstentions are not counted as affirmative votes for approval of the Proposal and, accordingly, have the effect of a vote against the Proposal. If Limited Partners do not approve the Proposal, the Partnership will not complete the Sales Transaction, will not liquidate and will not distribute any cash proceeds to Limited Partners at this time.

Consent Procedures

INVESTORS WHO DESIRE TO CONSENT TO THE PROPOSAL SHOULD DO SO BY MARKING THE “CONSENT” BOX FOR THE PROPOSAL ON THE CONSENT FORM INCLUDED HEREWITH, AND COMPLETING, SIGNING, DATING AND RETURNING THE CONSENT FORM BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE AT THE ADDRESS SET FORTH ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

All Consent Forms that are properly completed signed and delivered to the Partnership and not properly revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER OF THE “CONSENT,” OR “WITHHOLD CONSENT” BOXES ARE MARKED WITH RESPECT TO THE PROPOSAL BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

Consent Forms must be executed in the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, manager, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and must submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

Effective as of December 1, 2005, the General Partner suspended the transfer or assignment of Units, except those that occur as a result of the laws of descent and distribution or by operation of law. The execution and delivery of a Consent Form will not affect this suspension on transfer or assignment of Units, nor will it affect transfers that occur as a result of the laws of descent and distribution or by operation of law. All Consent Forms received by the Partnership (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date as the result of a transfer occurring pursuant to the laws of descent and distribution or by operation of law, unless the Limited Partner revokes such Consent Form prior to 5:00 p.m., Eastern Time, on the Expiration Date by following the procedures set forth under the heading “Description of the Solicitation — Revocation of Instructions” below.

All questions as to the validity, form and eligibility (including time of receipt) of a Consent Form, consent procedures, interpretations of the terms and conditions of this Solicitation, and any other applicable matter will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding on the Limited Partners. The General Partner, in its sole discretion, on behalf of the Partnership, reserves the right to reject any or all Consent Forms that are not properly executed, dated or are otherwise not in proper form, and such rejected Consent Forms will not be counted as a vote on any matter presented to the Limited Partners. The General Partner, in its sole discretion, on behalf of the Partnership, also reserves the right to waive any delivery defects or irregularities or conditions as to applicable Consent Forms and upon such waiver to count such Consent Forms in connection with the matters presented to a vote of Limited Partners. Unless waived by the General Partner, in its sole discretion, the delivery of any Consent Form that is the subject of a delivery defect or irregularity or failure of a delivery condition will not be deemed to have been made until and unless all such defects, irregularities or failed conditions have been cured by the applicable Limited Partner prior to the Expiration Date, however, none of the General Partner, any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or failed conditions, or waivers thereof, to the applicable Limited Partner, nor shall any of them incur any liability for failure to give such notification.

Revocation of Instructions

Any Limited Partner who has delivered a Consent Form to the Partnership may revoke any voting instructions set forth in such Consent Form by delivering to the General Partner a written notice of revocation prior to 5:00 p.m., Eastern Time, on the Expiration Date. In order to be effective, a notice of revocation of any voting instructions set forth in a Consent Form must (a) contain the name of the Limited Partner who delivered the Consent Form, (b) be in the form of a subsequent Consent Form with such Limited Partner’s voting choice clearly marked either as “CONSENT” or “WITHHOLD CONSENT”, as the case may be, (c) be signed by the Limited Partner thereof in the same manner as such Limited Partner’s signature appears on the records of the Partnership, (d) bear a date that is later than the date of the Consent Form that is being revoked and (e) be mailed to the address set forth on the Consent Form and be postmarked prior to 5:00 p.m., Eastern Time, on the Expiration Date. A purported notice of revocation that lacks any of the required information, is dispatched or delivered to an improper address or is not received in a timely manner will not be effective to revoke the voting instructions set forth in a Consent Form previously given. A revocation of the voting instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE VOTING INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

Cost of the Solicitation

The cost of this Solicitation is being borne by the Partnership and will, accordingly, reduce the amount of funds that will be available to the Partnership to make a final liquidating distribution to the Limited Partners.

INTERESTS OF CERTAIN PERSONS

The Partnership Agreement requires that, prior to the Liquidation, the General Partner restore the negative balance that has accumulated in its capital account with the Partnership. The amount of that negative balance at December 31, 2006, was approximately $1,530,000. The amount contributed by the General Partner becomes part of the Partnership’s assets that will be available for distribution upon Liquidation. The funds required to restore most of the negative balance in the General Partner’s capital account are being held in escrow as part of the settlement of certain litigation to which the General Partner was a party. See, “Background and Reasons for the Sales Transaction.”

The General Partner owned a class B limited partnership interests in CCP, which was purchased for $100,000 at the same time that the Partnership purchased the CCP Interest. On December 14, 2006, the date on which the Partnership sold the CCP Interest, the General Partner sold its class B interests in CCP for $1,000.

ATL, Inc., an affiliate of the General Partner, owns 237 Units. ATL, Inc. is not permitted by the terms of the Partnership Agreement to vote its Units with respect to the Proposal. No director or officer of the General Partner is known to the General Partner to have any beneficial interest in the Units.

ASSETS TO BE SOLD

In connection with the termination of the Partnership’s investment in certain product development projects, the Partnership received shares of stock in the sponsor companies or related entities. The Genzyme Shares and the Repligen Shares were acquired by the Partnership in this manner. The Partnership’s cost basis in the Genzyme Shares and Repligen Shares and the market value of those shares at February 14, 2007 are as follows:

	Market Value (February 14, 2007)	Cost Basis
Genzyme Shares	$1,633,371	$602,080
Repligen Shares	$270,401	$269,150

The Genzyme Shares are traded on NASDAQ (Symbol: GENZ) and the per share price of the Genzyme Shares has ranged, during the 52-week period ended February 14, 2007, from $54.64 to $70.53.

The Repligen Shares are also traded on NASDAQ (Symbol: RGEN) and the per share price of the Repligen Shares has ranged, during the 52-week period ended February 14, 2007, from $2.14 to $4.59.

On February 14, 2007, the amount held in the Partnership's money market fund was $107,416.

If the Proposal is approved, the Genzyme Shares and the Repligen Shares will be sold in open-market transactions on NASDAQ (where such shares are traded) at prevailing prices in such amounts and at such times prior to April 16, 2007 as the General Partner deems appropriate to realize value for the Partnership and the Limited Partners.

The General Partner’s decision to approve the sale of the Genzyme Shares and the Repligen Shares, and to recommend to the Limited Partners that they “Consent” to approve the Proposal, was based on numerous factors, including the following:

•	The General Partner’s belief that there is no benefit to the Limited Partners in maintaining the Partnership solely to hold the Genzyme Shares and the Repligen Shares

•	The General Partner’s belief that the Limited Partners would benefit by having the General Partner make an early funding of its approximately $1.53 million capital account deficit

•
The General Partner’s belief that the Limited Partners should be given the opportunity to cash-out their investment in the Partnership since the Units are generally not transferable and have not generated any cash distributions for six years

•	The Partnership has no available outside source of revenue or funding to continue operating and would be required to liquidate assets to pay operating expenses

•
By continually liquidating assets to pay operating expenses, the Partnership would be reducing the amount that will be available for distribution to the Limited Partners when the Partnership terminates

•
The Partnership had been unwilling to liquidate and terminate until the Partnership found a way to preserve for the Limited Partners, or realize for their benefit, value from the CCP Interest. The sale of the CCP Interest to Cephalon on December 14, 2006, left the Partnership with the Genzyme Shares and Repligen Shares as the Partnership’s only assets, other than a money market fund

•	The General Partner having no basis to determine whether the value of the Genzyme Shares and Repligen Shares will appreciate if the Partnership would continue to hold them

•
The General Partner’s belief that the Partnership could not continue operating indefinitely solely as a holding company for the Genzyme Shares and the Repligen Shares without complying, on a prospective basis, with the costly and restrictive provisions of the Investment Company Act of 1940

•
That the Limited Partners who made an initial investment in the Partnership of $1,000 per Unit have already received cash and security distributions, as valued on the dates of distribution, of $1,483 and $98 per Unit, respectively, but have not received any distributions on their Units since June 2000

BACKGROUND AND REASONS FOR THE SALES TRANSACTION

The Partnership began operations on June 3, 1991 with a total of $43.1 million available for investment. The Partnership made a number of investments in product development programs, all of which were liquidated prior to 2004, other than the CCP Interest. In 1992, the Partnership made a $5.985 million investment in CCP, which began operations in that year with a total of $45 million available to fund the development, clinical testing, manufacturing, and marketing of MYOTROPHIN(TM) for use in the treatment of amyotrophic lateral sclerosis (commonly known as “Lou Gehrig’s Disease”) and certain other peripheral neuropathies. The General Partner acted as CCP’s sales agent for the sale of the limited partnership interests in CCP. Cephalon Development Corporation, a wholly-owned subsidiary of Cephalon, is the general partner of CCP. Since CCP’s inception, certain officers of the General Partner have acted as directors of the general partner of CCP. The CCP Interest represented about 13% of the outstanding class A limited partnership interests in CCP.

As part of its investment in CCP, the Partnership received warrants to purchase shares of Cephalon stock. The Partnership distributed these warrants to the Limited Partners in the amount of warrants to purchase 10 Cephalon shares for each Unit in the Partnership. At the time of their distribution, the Warrants had a value of $61 a Unit and a value of approximately $300 a Unit if the warrants were exercised and the underlying shares of Cephalon stock were sold at their peak value prior to the expiration of the warrants.

CCP has granted Cephalon the exclusive license to manufacture and market MYOTROPHIN(TM) for human therapeutic use within the United States, Canada and Europe in return for royalty payments equal to a percentage of product sales and a milestone payment of approximately $16.0 million that would be made if MYOTROPHIN(TM) receives regulatory approval. Cephalon has a contractual option to purchase all of the limited partnership interests of CCP, which is exercisable upon the occurrence of certain events following the first commercial sale of MYOTROPHIN(TM). If Cephalon decides to exercise this purchase option, Cephalon would be required to make an advanced payment of approximately $40.3 million in cash or, at Cephalon’s election, approximately $42.4 million in shares of stock or a combination thereof.

From 2003 until the CCP Interest was sold in December 2006, the Partnership’s only assets (other than a money market fund) had been shares of stock of Genzyme Corporation and Repligen Corporation, and the CCP Interest. Without assurances from CCP or Cephalon regarding the prospects for commercializing MYOTROPHIN(TM), the General Partner determined in late 2003 that it would be in the Partnership’s and the Limited Partners’ best interests if the Partnership did not continue indefinitely to bear the expense of operating while waiting for the status of CCP and the prospects for commercializing MYOTROPHIN(TM) to be resolved. Accordingly, the General Partner concluded at that time that it would be in the best interests of the Partnership and the Limited Partners to liquidate and terminate, and the General Partner formulated liquidation alternatives for the Partnership’s assets. In March 2004, the General Partner disclosed that it was the General Partner’s intention to liquidate the Partnership’s remaining investments in a manner that would preserve value for the Limited Partners while minimizing associated expenses.

In 1995, the General Partner was named as a defendant in a class action lawsuit relating, among other things, to the sale of the Partnership’s Units. In connection with the settlement of the lawsuit, in July 2003, the General Partner deposited in escrow with counsel for the plaintiffs in that lawsuit the amount of $1,497,992, which amount remains in escrow. Under the terms of that settlement, the escrowed funds may only be used to fund the negative balance in the General Partner’s capital account upon the Partnership’s termination, and subject to approval of the release of those funds by the court with jurisdiction over the settlement.. As a result, the General Partner concluded that it could not use those escrowed funds to fund the Partnership’s operations while waiting for further developments regarding CCP and MYOTROPHIN(TM) nor could the General Partner fund its negative capital account balance prior to the Partnership’s termination without forfeiting its right to the escrowed funds. Accordingly, this supported the General Partner’s determination that it was in the Partnership’s and the Limited Partners’ best interests to seek an early termination of the Partnership so that the escrowed funds can be made available to the Partnership and become part of the Partnership’s assets available for distribution to the Limited Partners upon the Partnership’s termination.

With no available external source of revenue or funding for the Partnership, on December 31, 2005, the Board of Directors of the General Partner authorized the Partnership to sell at the prevailing market prices at the end of each month, as many shares of Repligen and Genzyme stock as are required to pay the Partnership’s operating expenses.

Also in December 2005, the General Partner disclosed that while the exact timing and method of liquidation was not then certain, the General Partner was in the final stages of formulating a plan that would result in the liquidation of all the Partnership’s remaining assets.

In considering liquidation alternatives for the Partnership’s assets, the General Partner’s primary objectives were to:

•	Preserve the value of the Partnership’s remaining assets

•	Minimize the Partnership’s expenses prior to liquidation

•	Preserve for the Limited Partners, or realize for their benefit, any value from the CCP Interest

An alternative to a sale of the CCP Interest considered by the Partnership that would allow for the termination of the Partnership was to have the Partnership transfer the CCP Interest to the General Partner or its affiliate prior to the Partnership’s termination and to distribute to the Limited Partners the right to receive any payments that may arise from the CCP Interest following the Partnership’s termination. This alternative was not adopted by the Partnership because the Partnership was unable to obtain assurances that such an arrangement could be made in compliance with applicable regulatory requirements. Even if the Partnership could obtain this assurance, the expense of such an arrangement might not have been, in the General Partner’s opinion, justifiable in view of the uncertainty of any significant value being realized from the CCP Interest.

Another alternative to a sale of the CCP Interest and an immediate termination of the Partnership that was considered by the Partnership was to obtain for the Partnership relief from the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The General Partner was of the view that by eliminating the Partnership’s most significant recurring expense, compliance with the reporting requirement of the Exchange Act, it could preserve the Partnership’s remaining assets while waiting for further developments with the CCP Interest and the commercialization of MYOTROPHIN(TM). This alternative was not pursued by the Partnership because the Partnership could not receive assurances that it could obtain relief from the reporting requirements of the Exchange Act without first disposing of the CCP Interest.

In order to terminate the Partnership, the General Partner concluded that there was no alternative to a sale of the CCP Interest that would preserve for the Limited Partners, or realize for their benefit, value from the CCP Interest. The Partnership’s decision to seek to sell the CCP Interest was based on the following factors:

•	Publicly-disclosed statements by Cephalon to the effect that once it exhausted its supply of MYOTROPHIN(TM) it would not manufacture any further supplies of MYOTROPHIN(TM)

•
The Partnership had no assurances from Cephalon or CCP regarding the prospects for commercializing MYOTROPHIN(TM) or plans for the liquidation of CCP and, since there is no established trading market for the CCP Interest, the Partnership would likely be holding indefinitely this illiquid and non-income producing investment

•
By holding the CCP Interest indefinitely, the Partnership would be forced to liquidate its remaining assets to pay operating expenses, thereby reducing the amount that would be available to the Limited Partners when the Partnership liquidated

•
The Partnership could not effectively transfer the CCP Interest to an affiliate and distribute to the Limited Partners the right to receive any value that may be realized from the CCP Interest following the Partnership’s termination

•	The Partnership could not receive assurances that if it retained the CCP Interest, the Partnership could obtain relief from the reporting requirements of the Exchange Act

On March 21, 2006, the Partnership retained Robert A. Stanger & Co., Inc. (“Stanger”) to seek purchasers for the CCP Interest. Stanger is an investment banking firm specializing in real estate and direct participation programs. The Partnership selected Stanger to perform these services based on the experience that affiliates of the General Partner had with Stanger in evaluating biotechnology and other investments. During the past two years Stanger was paid an aggregate of $355,000 by affiliates of the General Partner for services performed by Stanger on their behalf. Under the terms of the Partnership’s agreement with Stanger, the Partnership agreed to pay Stanger a fee of $45,000, payable in two installments; the first installment of $30,000 was paid when the agreement with Stanger was entered into and the balance of $15,000 was paid in December 2006. The Partnership also agreed to indemnify Stanger against certain liabilities arising from the Partnership’s retention of Stanger.

On December 1, 2006, Stanger delivered to the General Partner a letter summarizing the results of its efforts on behalf of the Partnership with respect to the CCP Interest. The following is a summary of that letter and communications between Stanger and representatives of the General Partner regarding Stanger’s activities on behalf of the Partnership.

Stanger identified 79 prospects that it believed were potentially interested in acquiring all or a portion of the CCP Interest. These prospects were identified based on research Stanger conducted regarding companies with operations or interests in ALS, neurological disease research and development, or operations in biotechnology or pharmaceuticals, as well as persons Stanger identified as having had interest in acquiring partnership interests.

During the period from April 2006 to July 2006, Stanger contacted the 79 prospects it had identified to inquire about their interest in acquiring any or all of the CCP Interest. Of the 79 prospects contacted, nearly half did not respond to Stanger after repeated inquiries and the balance stated to Stanger that they were not interested in acquiring any or all of the CCP Interest. No prospect contacted by Stanger expressed any interest in acquiring any or all of the CCP Interest at any price. Other than a summary term sheet, no additional information was furnished by Stanger to any of the 79 prospects regarding CCP.

Stanger communicated the results of this market inquiry to representatives of the General Partner in July 2006 and advised these representatives that Stanger had, at the suggestion of representatives of the General Partner, contacted the Chief Financial Officer of Cephalon, regarding Cephalon’s interest in acquiring the CCP Interest.

During conversations held in August, September and October 2006, representatives of Stanger discussed with the Chief Financial Officer of Cephalon and other Cephalon personnel who were identified as being involved in CCP and an ongoing clinical study of MYOTROPHIN(TM) being conducted by the National Institute of Health and the Mayo Clinic, the status of CCP, the clinical study and MYOTROPHIN(TM).

During these conversations, the Chief Financial Officer of Cephalon advised the representatives of Stanger that Cephalon might have an interest in acquiring the CCP Interest, but that if it did, it was likely to do so in an offer for all other CCP units and at a price yet to be determined. Representatives of Stanger were advised that the primary purpose of Cephalon in acquiring these units would be to reduce the administrative costs associated with maintaining CCP. In October 2006, representatives of Stanger were advised by the Chief Financial Officer of Cephalon that Cephalon would consider an offer to all investors in CCP to buy their units in CCP at a price of $1,000 per unit.

On November 15, 2006, the Partnership received from Cephalon an Offer to Purchase, dated November 15, 2006, in which Cephalon offered to purchase all class A limited partnership interests in CCP for $1,000 per interest in cash. Cephalon’s Offer to Purchase stated that the contained offer expired at 5:00 PM on December 14, 2006. In response to an inquiry from a representative of the General Partner, representatives of Cephalon stated they would not extend the expiration date of their offer and offered to purchase the class B limited partnership interest in CCP held by the General Partner for $1,000 in cash.

On December 11, 2006, the Board of Directors of the General Partner unanimously approved the sale to Cephalon of the CCP Interest on the terms contained in Cephalon’s Offer to Purchase for a total price of $133,000. At the same time, the General Partner approved the sale to Cephalon of the class B limited partnership interest in CCP held by the General Partner for $1,000 in cash. The General Partner also authorized the Partnership to recommend to the Limited Partners that they consent to the sale of the Partnership’s remaining assets, the Genzyme Shares and the Repligen Shares, on the terms described in the Proposal that is the subject of this Solicitation Statement and that if such sale is approved, to liquidate and terminate the Partnership.

In making its decision to approve the sale to Cephalon of the CCP Interest, the General Partner considered that Limited Partners would not have the opportunity to participate in any future revenue that may result should MYOTROPHIN(TM) be commercialized because the Partnership was only receiving cash for the sale of the CCP Interest, and not a continuing interest of any kind in CCP or in MYOTROPHIN(TM). The General Partner also considered that as the sponsor of CCP and an affiliate of the General Partner of CCP, Cephalon is in a position to have greater knowledge than the Partnership regarding the prospects for CCP and MYOTROPHIN(TM). However, because the General Partner believed, based on the factors noted below, that the prospect of commercializing MYOTROPHIN(TM) to be remote and that the only apparent available disposition of the CCP Interest was a sale for cash to Cephalon, the General Partner did not give significant weight to the foregoing factors in reaching its decision. The General Partner also reviewed and considered, among other things, the following and took the actions noted:

•	Reviewed CCP’s current and historical financial information and results of operations and recent reports from CCP to its limited partners

•	Reviewed recent reports filed by Cephalon under the Exchange Act, which indicated that the ongoing clinical study of MYOTROPHIN(TM) may not be sufficient to obtain regulatory approval for that product

•	Reviewed certain publicly-available information regarding MYOTROPHIN(TM), including information appearing on the website of The ALS Association (http://www.alsa.org)

•	Reviewed Cephalon’s Offer to Purchase, dated November 15, 2006

•
Reviewed the results of the market inquiry conducted by Stanger which, in the General Partner’s opinion, indicated that it was unlikely that MYOTROPHIN(TM) could be available for commercial sale prior to 2009, if at all, or that a purchaser of the CCP Interest, other than Cephalon, could be identified

•
That Cephalon was unwilling to extend the expiration date of its offer to purchase all the class A limited partnership interests in CCP beyond December 14, 2006, so that if the Partnership did not accept that offer, the Partnership would not have any currently identifiable means of disposing of the CCP Interest

•
Based on publicly available information from Cephalon and The ALS Association and reports from CCP as well as discussions with representatives of Cephalon, in the General Partner’s opinion, the prospect for the near-term commercialization of MYOTROPHIN(TM) appears remote and the prospect for commercialization at any time, appears speculative

•
Based on publicly available information from Cephalon and reports from CCP, in the General Partner’s opinion, there does not appear to be a readily identifiable source to fund the further development of MYOTROPHIN(TM)

•
Based on publicly available information from Cephalon and reports from CCP, in the General Partner’s opinion, there does not appear to be a readily identifiable finished commercial source of supply for MYOTROPHIN(TM) should regulatory approval be obtained

•
In the approximately 12 years it has been in existence, CCP has not made any distributions to its limited partners and, based on its financial statements for the year ended December 31, 2005 that the Partnership received, CCP has depleted all its assets

•
Since Cephalon’s option to purchase the class A limited partnership interests in CCP, including the CCP Interest, does not arise unless MYOTROPHIN(TM) is commercialized, in the General Partner’s opinion, the prospect of that option arising appears remote in the near-term and speculative at any time thereafter

The General Partner’s decision to approve the sale of the Genzyme Shares and the Repligen Shares, and to recommend to the Limited Partners that they “Consent” to approve the Proposal, was based on numerous factors, including the ones noted above under “ASSETS TO BE SOLD.”

THE LIQUIDATION

The Partnership Agreement provides that the Partnership shall terminate on the occurrence of certain events, which include the sale, authorized by an affirmative vote of a majority-in-interest of the Limited Partners, of all of the Partnership’s assets. Accordingly, if the Requisite Consents are received, as soon as practicable after the final sale of Genzyme Shares and Repligen Shares, which must occur prior to April 16, 2007, the General Partner will file a certificate of cancellation on behalf of the Partnership under the Delaware Revised Uniform Limited Partnership Act and will proceed to dissolve and wind-up and distribute the Partnership’s net assets to the Limited Partners in accordance with the Partnership Agreement and applicable law. The Partnership Agreement provides that the winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner.

The Partnership Agreement requires that, prior to the Liquidation, the General Partner restore the negative balance that has accumulated in its capital account with the Partnership. The amount of that negative balance at December 31, 2006, was approximately $1,530,000. The amount contributed becomes part of the Partnership’s assets and will be available for distribution upon Liquidation. The funds required to restore most of the negative balance in the General Partner’s capital account are being held in escrow as part of the settlement of certain litigation to which the General Partner was a party, and the release of those funds requires approval by the court. See, “Background and Reasons for the Sales Transaction.”

As a result of the Liquidation, the Partnership will terminate its registration under the Exchange Act and will no longer be subject to the periodic reporting and other requirements of the Exchange Act.

After the Limited Partners receive their final liquidating distribution from the Partnership, they will no longer have any continuing interest in the Partnership.

If the Required Consents are received and the Liquidation is completed, the Partnership plans to deliver the final Schedule K-1s for 2007 to the Limited Partners prior to March 31, 2008, unless the Partnership finds that it will require additional time to complete the final return.

Net Assets Available for Distribution

The General Partner presently estimates that the total net cash proceeds from the Sales Transaction (based on the closing price for the Genzyme Shares and the Repligen Shares of $67.30 and $3.17, respectively, at February 14, 2006 and the value of its money market fund on that date) will be approximately $2.0 million. The Partnership Agreement requires the General Partner contribute to the Partnership prior to the Partnership’s termination the funds required to restore the negative capital balance in its capital account, which was approximately $1,530,000 at December 31, 2006. Accordingly, based on this estimate, the aggregate amount of funds that will be available to the Partnership for distribution in the Liquidation, net of expenses, will be approximately $3.28 million.

There can be no assurance that amount will actually be distributed to the Limited Partners since the actual amount distributed will vary depending on a number of factors that are not now known, including, the exact prices at which the Genzyme Shares and the Repligen Shares are sold, the value of  each Limited Partner's capital account and the exact amount of transaction expenses the Partnership incurs in connection with the sale of its assets, this Solicitation and the Liquidation.

The Partnership Agreement provides that upon termination of the Partnership, the Partnership’s assets will be distributed to all partners (after satisfying claims of creditors) pro rata in accordance with their respective capital account balances on the date of termination. Since the General Partner will not have a positive capital account balance on the date of termination of the Partnership, no portion of the final liquidating distribution will be paid to the General Partner.

The General Partner estimates that should the Required Consents be obtained, the Partnership’s final liquidating distribution will occur around April 30, 2007 if the court approves in a timely manner the release of the funds being held in escrow that will be used to fund most of the General Partner’s negative balance in its capital account. The General Partner can give no assurance on the timing for obtaining such approval.

GENERAL PARTNER’S RECOMMENDATION

After careful consideration, the Board of Directors of the General Partner unanimously approved the Proposal and determined that the Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners and directed that the Proposal be submitted to the Limited Partners for consent with the General Partner’s recommendation that the Limited Partners consent to the Proposal. Accordingly, the General Partner recommends that Limited Partners vote to “Consent” to approve the Proposal.

In making the determination that that the Proposal is fair to, and in the best interest of, the Partnership and the Limited Partners, and the decision to recommend to the Limited Partners that they “Consent” to approve the Proposal, the General Partner did, among other things, the following:

•	Reviewed the Partnership’s current and historical financial information and results of operations and recent reports filed by the Partnership under the Exchange Act

•	Reviewed the historical and current market prices of shares of Repligen and Genzyme

•	Reviewed recent reports filed by Repligen and Genzyme under the Exchange Act

•	Reviewed such other matters and conducted such other discussions as the General Partner deemed appropriate, including general economic, market and monetary conditions

The General Partner identified and considered a number of factors which weighed in favor of approval of the Proposal, including the following:

•	The General Partner’s belief that there is no benefit to the Limited Partners in maintaining the Partnership solely to hold the Genzyme Shares and the Repligen Shares

•	The General Partner’s belief that the Limited Partners would benefit by having the General Partner make an early funding of its approximately $1.53 million capital account deficit

•
The General Partner’s belief that the Limited Partners should be given the opportunity to cash-out their investment in the Partnership since the Units are generally not transferable and have not generated any cash distributions for six years

•	The Partnership has no available outside source of revenue or funding to continue operating and would be required to liquidate assets to pay operating expenses

•
By continually liquidating assets to pay operating expenses, the Partnership would be reducing the amount that will be available for distribution to the Limited Partners when the Partnership terminates

•
The Partnership had been unwilling to liquidate and terminate until the Partnership found a way to preserve for the Limited Partners, or realize for their benefit, value from the CCP Interest. The sale of the CCP Interest to Cephalon on December 14, 2006, left the Partnership with the Genzyme Shares and Repligen Shares as the Partnership’s only assets, other than a money market fund

•	The General Partner having no basis to determine whether the value of the Genzyme Shares and Repligen Shares will appreciate if the Partnership would continue to hold them

•
The General Partner’s belief that the Partnership could not continue operating indefinitely solely as a holding company for the Genzyme Shares and the Repligen Shares without complying, on a prospective basis, with the costly and restrictive provisions of the Investment Company Act of 1940

•
That the Limited Partners who made an initial investment in the Partnership of $1,000 per Unit have already received cash and security distributions, as valued on the dates of distribution, of $1,483 and $98 per Unit, respectively, but have not received any distributions on their Units since June 2000

The General Partner also considered the following potentially negative factor in its deliberations concerning the Proposal:

•
Since, under the Proposal, the sale of all Genzyme Shares and Repligen Shares must be completed by April 16, 2007, it is possible that the prices at which those shares are sold will be less than if the Partnership held those shares until more favorable market conditions developed

After due consideration, the General Partner determined that the benefits to the Limited Partners from the Sales Transaction and the resulting Liquidation outweighed the potentially negative factors.

In view of the variety of factors considered with their evaluation of the Sales Transaction, the General Partner did not quantify or otherwise assign relative weights to the various factors it considered or determine that any factor was of particular importance in reaching its determination that the Sales Transaction is fair to, and in the best interests of, the Limited Partners. Rather, the General Partner made its determination based on the totality of information it considered.

FOR THE FOREGOING REASONS, THE GENERAL PARTNER HAS DETERMINED THAT THE SALES TRANSACTION AND THE RESULTING LIQUIDATION ARE IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMENDS THAT LIMITED PARTNERS SIGN AND RETURN THE ENCLOSED CONSENT FORM INDICATING CONSENT TO THE PROPOSAL.

ACCOUNTING TREATMENT

The Sales Transaction will be accounted for as a sale of assets. The Partnership estimates that, based on the closing stock price on February 14, 2007 of the Genzyme Shares and the Repligen Shares, the Sales Transaction will result in a realized gain of approximately $1.0 million to the Partnership, or approximately $20.00 per Unit.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is generally applicable to United States individuals and does not address all of the tax consequences that may be relevant to other classes of Limited Partners, including corporations, foreign individuals and entities, and entities that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, regulated investment companies, financial institutions, life insurance companies and tax-exempt organizations. LIMITED PARTNERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE SALES TRANSACTION AND THE LIQUIDATION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Material Federal Income Tax Considerations of the Sales Transaction and the Liquidation

The Sales Transaction will be a taxable transaction to the Limited Partners. The Partnership will recognize gain or loss on the Sales Transaction equal to the difference between the amounts realized on the sales over its adjusted tax basis in the assets being sold. Such gain or loss will be allocated to the Limited Partners in the manner provided by the profit and loss allocation provisions of the Partnership Agreement and as required by Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. Gain on the Sales Transaction should generally be treated as capital gain. Any loss on the Sales Transaction should be deductible as a capital loss. The Genzyme Shares and the Repligen Shares have been held by the Partnership for more than one year, resulting in a long-term capital gain or loss. Generally, a long-term capital gain will be taxed to an individual Limited Partner at a maximum federal rate of 15%.

The gain or loss from the Sales Transaction as well as other income and expenses of the Partnership will increase or decrease each Limited Partner’s tax basis in his interest in the Partnership. Upon the Liquidation, a Limited Partner will recognize gain to the extent that the cash distributed exceeds the adjusted tax basis of his interest in the Partnership. A Limited Partner will recognize loss to the extent that the adjusted tax basis of his interest in the Partnership exceeds the cash distributed. Such gain or loss will be capital gain or loss, assuming the Limited Partner held his Partnership interest as a capital asset. The applicable tax rate for such capital gain or loss will depend on the Limited Partner’s holding period in his interest, but generally will be taxed at a maximum federal rate of 15% if the individual Limited Partner held his interest in the Partnership for more than one year.

To the extent a Limited Partner has any unused passive activity losses under Section 469 of the Code from the Partnership, such losses would be deductible in full as a result of the Liquidation.

REGULATORY APPROVALS

The Partnership is not aware of any federal or state regulatory approvals that must be obtained in connection with Sales Transaction or the Liquidation, although the Partnership will be required to obtain court approval for the release of funds that are held in escrow that will be used to fund most of the negative balance in the General Partner’s capital account.

OUTSIDE REPORTS, OPINIONS OR APPRAISALS

The General Partner has not obtained or sought any outside report, opinion or appraisal of the terms of, or relating to, the Sales Transaction or the Liquidation. Stanger was retained by the Partnership solely to solicit bids for the CCP Interest and has not been requested to, and is not issuing, any report, opinion or appraisal regarding the Sales Transaction or the Liquidation.

APPRAISAL RIGHTS

Under the Delaware Revised Uniform Limited Partnership Act and the Partnership Agreement, Limited Partners do not have dissenters’ appraisal rights in connection with the Sales Transaction or the Liquidation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Voting Securities; Record Date

As of the Record Date, there were 50,000 Units outstanding, which represent all of the voting securities of the Partnership. Each Unit is entitled to one vote. Only Limited Partners of record as of the Record Date will be entitled to notice of, and to execute and deliver, a Consent Form. As of the Record Date, there were 4,449 Limited Partners of record. The Partnership Agreement provides that in calculating the percentage of Units required to approve any matter, Units held by affiliates of the General Partner are to be excluded. ATL, Inc., an affiliate of the General Partner owns 237 Units. ATL, Inc. will not vote on the Proposal. Therefore, as of the Record Date, there were 49,763 Units eligible to vote on the Proposal.

Security Ownership of Certain Beneficial Owners and Management

There are no persons known to the Partnership to be beneficial owners at the Record Date of more than five percent of the Units. No director or officer of the General Partner is known to the Partnership to have any beneficial interest in the Units.

MARKET FOR UNITS; DISTRIBUTIONS

There is no public market for the Units. The Partnership Agreement provides that transfers of Units require the consent of the General Partner. Effective December 1, 2005, the General Partner does not permit any sale, assignment or other transfers of Units, except transfers that occur as a result of the laws of descent and distribution or by operation of law.

The Partnership has not made a distribution to Limited Partners since June 2000. From the Partnership’s inception until the Record Date, the Partnership has made cash and security distributions, as valued on the dates of distribution, of $1,483 and $98 per Unit, respectively.

OTHER MATTERS

There are no other matters other than as set forth in this Solicitation Statement for which Consent Forms are being solicited.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Partnership is required to file periodic reports and other information with the Securities and Exchange Commission (the “Commission”) under the Exchange Act. All reports, statements and other information that are filed by the Partnership are available at the Commission’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004. The Partnership’s filings with the Commission are also available to the public without charge on the Commission’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The following documents, which have previously been filed by the Partnership with the Commission, are hereby incorporated herein by reference:

(1)    The Partnership’s Form 10-K for the fiscal year ended December 31, 2005; and

(2)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above and prior to the termination of this Solicitation.

These filings are available at the Commission’s office and the website referred to above. The Partnership will provide, without charge, to each person to whom this Solicitation Statement is delivered, upon written or oral request of such person by first class mail within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits) by directing such request to: PaineWebber Development Corporation, Attention: Clifford B. Wattley, telephone number: 800-852-6570.

PaineWebber R&D Partners III, L.P.

By: PaineWebber Development Corporation, General Partner

By:	/s/ Clifford B. Wattley
Title:	President
Date:	February 16, 2007

PAINEWEBBER R&D PARTNERS III, L.P.
CONSENT FORM

THIS CONSENT IS BEING SOLICITED BY THE GENERAL PARTNER ON BEHALF OF THE PARTNERSHIP

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement of the Partnership, dated February 16, 2007. The Units represented by this Consent will be deemed to have been voted in accordance with the election specified by the holder of Units named below. IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED A CONSENT TO THIS PROPOSAL.

The Partnership reserves the right to waive any conditions to, or modify the terms of, this solicitation.

A Consent Form given, if effective, will be binding on the holder of the Units who gives the Consent Form and upon any subsequent permitted transferees of such Units, subject only to revocation by the delivery of a written notice of revocation by the holder of such Units, executed and delivered in the manner and within the time period described in the Consent Solicitation Statement.

IN ORDER TO COUNT, THIS CONSENT FORM MUST BE POSTMARKED ON OR PRIOR TO MARCH 28, 2007, UNLESS EXTENDED BY THE GENERAL PARTNER IN ITS SOLE DISCRETION.

This fully completed and executed Consent Form should be sent by mail in the self addressed, postage paid envelope enclosed for that purpose as follows:

PaineWebber R&D Partners III, L.P.
PO Box 11430
New York, New York 10203-0430

THIS CONSENT FORM CONTINUES AND MUST BE SIGNED ON THE NEXT PAGE

Please Vote, Sign, Date and Return	[X]
Promptly in the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink

THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THIS PROPOSAL

The undersigned, a holder of Limited Partnership Units (“Units”) in PaineWebber R&D Partners III, L.P., a Delaware limited partnership (the “Partnership”), acting with respect to all of the Units owned by the undersigned, does hereby:

[_] CONSENT    [_] WITHHOLD CONSENT

with respect to the following action by the Partnership:

The sale of all of the Partnership’s assets, including shares of common stock of Genzyme Corporation (the “Genzyme Shares”) and shares of common stock of Repligen Corporation (the “Repligen Shares”), which sales will be affected by the sale of the Genzyme Shares and the Repligen Shares in open-market transactions on NASDAQ (where such shares are traded) at prevailing prices and in such amounts and at such times prior to April 16, 2007 as the General Partner of the Partnership deems appropriate to realize value for the Partnership.

Please sign your name(s) below in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all of such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized partner. If a limited liability company, please sign in the limited liability company name by the members or the duly authorized manager.

Date:_____________, 2007
	Unitholder sign here	Co-Owner sign here

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